                                                                    Exhibit 21.1


                         Subsidiaries of the Registrant

As of March 28, 2001, Charles River Laboratories International, Inc. owned the following companies:

                                         JURISDICTION OF
                 NAME:                   INCORPORATION      PERCENT OF OWNERSHIP
                 ----                    -------------      --------------------
Charles River Laboratories, Inc.           Delaware                  100%
  Primedica Corporation                    Delaware                  100%
     Primedica Argus Research              Delaware                  100%
     Laboratories, Inc.
     Primedica Cambridge, Inc.             Delaware                  100%
     Primedica Rockville, Inc.             Delaware                  100%
     Primedica Worcester, Inc.           Massachusetts               100%
     Primedica Redfield, Inc.              Arkansas                  100%
  Pathology Associates International       Delaware                  100%
  Corporation